UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2022

Townsquare Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36558			27-1996555
(State or other jurisdiction of incorporation or organization)	(Commission File Number)			(I.R.S. Employer Identification No.)

	One Manhattanville Road,		Suite 202
	Purchase,	New York	10577
(Address of Principal Executive Offices, including Zip Code)

(203) 861-0900
(Registrant's telephone number, including area code)

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a - 12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	TSQ	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                    Emerging growth company   ☐

If an emerging growth company indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2022, the Board of Directors (the “Board”) of Townsquare Media Inc., a Delaware corporation (the “Company”), expanded the size of the Board from six (6) to seven (7) members, effective as of January 1, 2023.

Appointment of Gary D. Way

On December 21, 2022, the Board appointed Gary D. Way to the Board, effective as of January 1, 2023, as a Class I director, to fill the opening created by the Board expansion, with a term expiring at the 2024 annual meeting of stockholders, or until his successor is duly elected and qualified, or his earlier death, resignation, removal or retirement. Based upon information requested from and provided by Mr. Way concerning his background, employment and affiliations, including family relationships, the Board determined that Mr. Way does not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that Mr. Way is “independent” as that term is defined under the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and the listing requirements of the New York Stock Exchange. There are no transactions in which Mr. Way has an interest requiring disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Way and any other persons pursuant to which he was appointed as director of the Company.

In connection with his appointment to the Board, Mr. Way will be compensated for his service as a non-employee director in accordance with the Company’s program relating to non-employee director compensation in effect as of January 1, 2023, which provides for (i) $70,000 in cash annually for Board service plus, if applicable, an additional $25,000 in cash annually for service as Chair of a committee of the Board, in each case, payable in full in the three month period ended March 31 of the applicable year of service, and (ii) an annual equity grant of restricted shares of the Company’s Class A common stock (“Common Stock”) issued in the three month period ended March 31 of the year immediately following the applicable year of service, having a grant date fair value of $130,000 and vesting in full on the first anniversary of the grant date, subject to continued service through such date. For the avoidance of doubt, Mr. Way shall not be eligible to receive an annual grant of restricted shares of Common Stock in the three-month period ended March 31, 2023.

On December 22, 2022, in connection with his appointment, the Company and Mr. Way entered into an indemnification agreement in substantially the same form as the Company has entered into with each of its existing directors.

The foregoing description is qualified in its entirety by reference to the full text of the copy of Indemnification Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference in this Item 5.02.

Gary D. Way, age 64, retired in October 2020 from his role as General Counsel of the Jordan Brand, a division of NIKE, Inc. (“NIKE”) (NYSE: NKE), having served in such capacity since February 2017. Prior to his service at the Jordan Brand, Mr. Way served as a member of the NIKE Corporate Leadership Team from 2013 to 2017, the Vice President and Global Counsel of the worldwide NIKE Sports Marketing organization from 2013 to 2017, and from 2007 to 2017 was a member of the NIKE Legal Department Leadership Team and headed the department’s Sports Marketing Center of Excellence. Prior to joining NIKE in 1996, Mr. Way served in the Legal Department of the National Basketball Association for ten years after previously serving as a litigation associate at Haight, Gardner, Poor & Havens in New York City. Mr. Way currently serves on the boards of several nonprofit organizations, including as a member of the Board of Trustees of the New York University School of Law Foundation, the Dean’s Advisory Council at the Rutgers School of Arts and Sciences where he chairs its Marketing Subcommittee, and the Board of Advisors of the National Sports Law Institute at Marquette University Law School. Mr. Way received a B.A. in English from Rutgers College, was a Distinguished Military Graduate of the Rutgers University ROTC program, and commissioned into the U.S. Army Reserve—Military Police Corps. Mr. Way earned a J.D. from the New York University School of Law.

The Company believes Mr. Way is well qualified to serve as a director due to his extensive experience with enterprise risk management, business growth and transformation, as well as his ample corporate legal experience.

Item 9.01 - Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description

10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.11 of Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed on July 14, 2014).
104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2022	TOWNSQUARE MEDIA, INC.

	By:	/s/ Stuart Rosenstein
	Name:	Stuart Rosenstein
	Title:	Executive Vice President and Chief Financial Officer

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